                                                                    EXHIBIT 10.9

                      NETSCAPE COMMUNICATIONS CORPORATION
                U.S.ENGLISHLANGUAGENETSEARCHSERVICESAGREEMENT
                              -PREMIER PROVIDER-

                              Summary Cover Sheet

EFFECTIVE DATE:                     Date of last signature of the Agreement.

PARTIES:

     Premier Provider:                   Netscape:
     LookSmart Ltd.                      Netscape Communications Corporation
     600 Townsend Street, Suite 49E      501 East Middlefield Road, MV-
     002
     San Francisco, CA 94103             Mountain View, CA 94043
     Fax: 415/437-3829                   Fax: (650) 528-4123
     Attn: [CEO]                         Attn: General Counsel

TERRITORY: United States
          --------------
LOCAL LANGUAGE: U.S. English
               --------------
PREMIER PERIOD: 1 year, from June 1, 1998 (Launch) to May 31, 1999.
                ---------------------------------------------------

1.   Exposure on Stack....................... [**]

2.   Minimum Guaranteed Exposures............ [**]

3.   Payment................................. [**]
                                              [**]


4.   Discount on advertising on Netscape's
     Web Sites............................... [**]


LookSmart/Netscape                                    KS 5/19/98
U.S. Net Search Premier Provider
CONFIDENTIAL                                         Rev. 051898


Confidential treatment has been requested for Portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                      NETSCAPE COMMUNICATIONS CORPORATION
         U.S.ENGLISHLANGUAGENETSEARCHSERVICESAGREEMENT-PREMIERPROVIDER

OBJECTIVE: To direct users of a Netscape client software Internet browser product ("Browser") to U.S. English-language Internet search and directory services.

TERMS AND CONDITIONS:

1. PREMIER PROVIDER. The entity ("PREMIER PROVIDER") named on the signature page to this agreement ("AGREEMENT") will be a premier search and directory service for the U.S. English-language HTML page accessible by the public via the Internet at the Universal Resource Locator ("URL") http://home.netscape.com/home/internet-search or such other URL as Netscape may designate from time to time in writing ("PAGE"). The Page is part of the collection of U.S. English-language HTML documents accessible by the public via the Internet at the URL http://home.netscape.com and/or at such other URL(s) as Netscape may designate ("NETSCAPE'S WEB SITE"). The Page may also be accessed by Internet users of the Netscape-distributed English-language version of the Browser by pressing or "clicking" on the Net Search button, by visiting the Page by way of a bookmark pre-loaded in certain versions of the Browser toolbar as described herein, or such other methods as Netscape may specify from time to time. Notwithstanding the foregoing, Netscape reserves the right to determine other means whereby users may access the Page, which provides Internet search and directory services on Netscape's Web Site, including, but not limited to, the use of mirror sites and pointers based on a user's IP address, and which mirror sites and pointers are separate and distinct from the Page described in this Agreement. The Page shall remain Netscape's primary Internet search page during the term of this Agreement.

2. PREMIER PERIOD. Netscape will maintain the Premier Graphic, as defined below, on the Page for the following one-year period ("PREMIER PERIOD"):

          From:  June 1, 1998

          Until: May 31, 1999

3.   SERVICES PROVIDED BY NETSCAPE.

     3.1. Premier Graphic. Each of the participants, including Premier
          ---------------
Provider, in this Net Search Program (the "PREMIER PROVIDER(S)") will supply Netscape with HTML and/or GIF files, or files of such other format as may be designated from time to time in writing by Netscape, which conform to the specifications in Exhibit A (such files comprise, for Premier Provider, the
                  ---------
"PREMIER GRAPHIC" and for the Premier Providers, the "PREMIER GRAPHICS"), which Netscape will place on the Page during the Premier Period. Premier Provider shall retain all right, title and interest in and to the Premier Graphic (including the copyright ownership thereof), and Premier Provider hereby grants Netscape a royalty-free worldwide license, without payment or other charge therefor, to use, display, perform, reproduce and distribute the Premier Graphic, and such other licenses with respect to the Premier Graphic necessary to fulfill the intention of this Agreement. The Premier Graphic shall contain a functional search field and, if available, directory tree. The specifications of the Premier Graphic and the placement on the Page of the Premier Graphics are set forth on Exhibit A hereto. Premier
             ---------

LookSmart/Netscape                                              KS 5/19/98
U.S. Net Search Premier Provider
CONFIDENTIAL                        2                          Rev. 051898

Provider's compliance with the content as well as the language, technical, visual and functional specifications set forth in Exhibit A are a material
                                                  ----------
obligation of Premier Provider under this Agreement. Netscape may, upon notice to Premier Provider, revise Exhibit A, provided that the display of the Premier
                            ----------
Graphics shall remain the largest and most prominent category of search graphics on the Page.

     3.2.  Stack. Netscape will produce the Page as set forth on Exhibit A. The
           -----                                                 ---------
Premier Graphics on any Page will appear to be overlapped in a stack (the "STACK"). A Premier Graphic will be accessible by the end user by pressing or "clicking" on a tab for the relevant Premier Provider's service. Netscape will produce the Page such that when an end user presses or "clicks" on hypertext links ("PREMIER LINKS") placed by Premier Provider on the Premier Graphic, the end user's Browser will access Premier Provider's applicable HTML pages located at the applicable URL's ("PREMIER URL'S") for such pages on the collection of English-language HTML documents Premier Provider maintains as its primary web site whose home page is located at the URL http://www.[premier provider].com ("PREMIER PROVIDER'S WEB SITE").

     3.3.  Rotation. Netscape will rotate the display of the Premier
           --------
Graphics to be displayed on the top of the Stack when each Page is served to an end user who has not selected a Premier Graphic as a default, as described in
Section 3.4. Subject to the provisions of Section 3.4, the Premier Graphic will appear on the top of the Stack of each Page [**] ("ROTATION PERCENTAGE") of the time in which the Page is served up to end users who have not selected a particular Premier Graphic or selected a default Premier Graphic when accessing the particular Page. Premier Provider acknowledges that the Rotation Percentage is an annualized target, and that, accordingly, at any given time the display of the Premier Graphic may be adjusted by Netscape to occur above or below the Rotation Percentage.

     3.4.  End User Default. Netscape shall produce each Page such that the
           ----------------
end user may select which Premier Graphic, including, without limitation, the Premier Graphic, the end user would prefer to have displayed on the top of the Stack upon the calling up of each Page by such end user. If an end user selects a favorite, default Premier Graphic, the Premier Graphic selected by the end user will be displayed on top of the Stack when that end user accesses such Page. If an end user has elected to have a particular Premier Graphic appear on top of the Stack on a default basis, the other Premier Graphics, including, without limitation, the Premier Graphic, to the extent the Premier Graphic is not selected as such default, will not appear on the top of the Stack unless selected by the end user.

     3.5.  Page Specifications. The specifications of each of the Premier
           -------------------
Graphics, including, without limitation, the Premier Graphic, the Stacks, and their placement on the Page are set forth on Exhibit A hereto; provided however,
                                             ---------
that Netscape may, upon notice to Premier Provider, (i) change the location of the Stacks or the Premier Graphics on the Page, (ii) redesign or reconfigure the Stacks, the Page, Netscape's Web Site, and/or the manner in which an end user interacts with any of the pages of Netscape's Web Site, or (iii) revise Exhibit
                                                                        -------
A, and Premier Provider shall promptly, and in any event, within no more than
-
thirty (30) days following receipt of the notice, supply Netscape with a revised Premier Provider Premier Graphic which conforms to the specifications of the revised Exhibit A. Netscape reserves the right to use, in its sole discretion,
        ---------
those portions of the Page not used by the Stack. In the event that Netscape revises Exhibit A and Premier Provider must supply conforming materials, such conforming materials shall be received by Netscape and fully functional no later than five (5) days (excluding holidays) prior to the date Netscape specifies for the posting of the revised Premier Provider Premier Graphic or Stack on Netscape's Web Site. If Netscape has not received such revised and conforming materials no later than five (5) days prior to the date Netscape specifies for the posting of the revised Premier Provider Premier Graphic or Stack on Netscape's Web Site, or if the materials supplied by Premier Provider do not function in accordance with the specifications set by Netscape, then Netscape shall either (i) post previous

LookSmart/Netscape                                               KS 5/19/98
U.S. Net Search Premier Provider
CONFIDENTIAL                          3                         Rev. 051898
versions of Premier Provider's supplied materials, or (ii) make such changes as necessary to bring the materials into conformity with the new specifications, until such time as the specifications of Exhibit A are again revised.
                                         ---------

     3.6.  Update of Premier Graphic. Premier Provider may elect to revise or
           -------------------------
update its Premier Graphic, provided that such Premier Graphic complies with the specifications of Exhibit A. Netscape shall provide Premier Provider with a
                  ---------
"Program Schedule" of material due dates and planned updates attached hereto as Exhibit B.
----------

     3.7.  Engineering Support. Netscape shall provide expert to expert
           -------------------
support, as described in Exhibit C, free of charge, for any software deployed by
                         ---------
Premier Provider in accordance with Section 6.2.

4.   ADDITIONAL PREMIER PROVIDER BENEFITS.

     4.1.  Advertising Services. During the Premier Period, Premier Provider
           --------------------
may purchase additional advertising on Netscape's Web Site for advertising that will run during the Premier Period for the service of Premier Provider at a discount of [**] off Netscape's then standard rates for such advertising. Premier Provider shall execute Netscape's standard sponsorship agreement for online advertising with respect to postings of Premier Provider's advertisement ("PREMIER PROVIDER'S ADVERTISEMENT"). Premier Provider and Netscape shall mutually agree to the schedule and the placement of Premier Provider's Advertisement on Netscape's Web Site. Premier Provider shall supply Netscape with the graphic files and other materials and information within the timeframes and as set forth in the specifications of the applicable Netscape advertising program and as reasonably requested by Netscape to produce the Premier Provider's Advertisement. Premier Provider's Advertisement shall not contain any Internet search or directory functionality as such Premier Provider's Advertisement is served to end users.

     4.2.  Limit on Premier Providers. Netscape shall limit the number of
           --------------------------
companies whose tabs appear on the Stack at any one time to a total of [**] entities.

     4.3.  Pre-loaded Bookmark. During the Premier Period, Netscape shall
           -------------------
include a graphic HTML link for the Premier Provider to the Page ("BOOKMARKED PAGE") in the bookmark section of the U.S. English-language version of Netscape Communicator client software 4.x versions. The Bookmarked Page may be reconfigured, customized or deleted by an end user. Premier Provider will not be disadvantaged relative to the other Premier Providers vis a vis the presence, absence, or programmatic status of bookmarked pages on any major upgrade or successor version of Netscape Communicator.

5.   EXPOSURE GUARANTEE

     5.1. (a) An exposure ("EXPOSURE") occurs upon the serving up to an end user of: (i) the HTML pages displaying the Premier Graphic on the top of a Stack as described in Section 5.1 (b); (ii) any of Premier Provider's Web Site in conjunction with a search query executed by an end user through entering the search terms in the URL window of a Browser; (iii) any of Premier Provider's Web Site as a result of an end user clicking on a link (excluding Premier Links) to such Premier Provider's Web Site on Netscape's Web Site; (iv) any of Premier Provider's Web Site as a result of an end user clicking on a link to such Premier Provider's Web Site on sites operated by a Netscape partner under Netscape's U.S. English "Netscape Guide" program; (v) the Page when accessed by a click from the Bookmarked Page; (vi) a click through to any of the Premier Provider's Page(s) from the Netcenter or Netscape home page; (vii) a link through a disabling device only if and to the extent permitted under Section 6.5; or (viii) any other Premier Provider content as a consequence of an end user accessing a promotional page on Netscape's Web Site if the parties agree that such promotional page traffic shall constitute an

LookSmart/Netscape                                               KS 5/19/98
U.S. Net Search Premier Provider
CONFIDENTIAL                    4                               Rev. 051898

Exposure. (b) Premier Provider's Premier Graphics may be served on the top of the Stack to an end user by the following means: (a) the Premier Graphics is displayed as part of a random rotation, as described in Section 3.3; (b) the Premier Graphic has been set as an end user's default selection, as described in
Section 3.4; or (c) an end user selects or clicks on the Premier Graphic tab in the Stack.

     5.2  Minimum Guaranteed Exposures. Netscape guarantees that Premier
          ----------------------------
Provider shall receive no fewer than a combined total of [**] Exposures ("MINIMUM GUARANTEED EXPOSURES") during the Premier Period.

     5.3.  Make-Good. If, at the end of the Premier Period, Premier Provider's
           ---------
content has not, in the aggregate, received total Exposures equal to or greater than the Minimum Guaranteed Exposures, and provided that Premier Provider has complied with its obligations hereunder, Netscape will, at its discretion: (i) continue to place the Premier Graphic on the Page as specified in Section 3 beyond the end of the Premier Period until such time as the Minimum Guaranteed Exposures have been achieved, or (ii) deliver to Premier Provider a program of equivalent value as a remedy for the shortfall in Exposures. The remedy set forth in this Section 5.3 shall be Premier Provider's sole and exclusive remedy, and Netscape's sole and exclusive obligation, regarding the Netscape's obligation set forth in Section 5.2 in the event, by the end of the Premier Period, the Minimum Guaranteed Exposures have not been achieved.

6. PREMIER PROVIDER OBLIGATIONS. In addition to the other obligations set forth herein, Premier Provider agrees to the following provisions.

     6.1  Netscape Now. Premier Provider shall display the then-current
          ------------
version of the "Netscape Now" (or equivalent promotional) button prominently above the fold of Premier Provider's home page on Premier Provider's Web Site and on any page linked to a Premier URL, and use best efforts to include the following statement (or a statement designated by Netscape and generally used by Netscape as a successor to the following statement or in connection with any successor program to Netscape's Netscape Now program) next to the Netscape Now button: "This site is best viewed with Netscape Communicator. Download Netscape Now!". Premier Provider will produce the page such that when an end user presses or clicks on the Netscape Now button (or such other button used in connection with any successor program to the Netscape Now program), the end user's Internet client software or online service will access the applicable HTML page located at a URL supplied by Netscape. On any page on which the Netscape Now button, or a successor button, is displayed, the Netscape Now button shall be top-most and left-most, and equal to or greater in size and prominence than the virtual button or other text or graphic for any third party Internet client software, online service or software provider, or a "push" content delivery system or other online service. Premier Provider shall use best efforts promptly to remedy any misplacement of the Netscape Now button on its home page or any other pages or any malfunctioning of the button, provided Netscape will fully cooperate with Premier Provider to remedy any such misplacement or malfunctioning, and provided further that Premier Provider shall not incur liability for any failure to remedy such misplacement or malfunctioning if such remedy is not within the reasonable control of Premier Provider. In the event that Netscape replaces the Netscape Now program with a successor program, Netscape shall advise Premier Provider and Premier Provider shall produce the page to conform to such successor program, provided Premier Provider's obligations under such successor program shall not be materially increased. Netscape hereby grants Premier Provider a nonexclusive, nontransferable, nonassignable, nonsublicensable license to perform and display the Netscape Now button directly in connection with fulfilling the foregoing obligation. Premier Provider's use of the Netscape Now button shall be in accordance with Netscape's reasonable policies regarding advertising and trademark

LookSmart/Netscape                                               KS 5/19/98
U.S. Net Search Premier Provider
CONFIDENTIAL                        5                           Rev. 051898
usage as established from time to time by Netscape, including the guidelines of the Netscape Now Program published on Netscape's U.S. English-language Web Site. Premier Provider acknowledges that the Netscape Now button is a proprietary logo of Netscape and contains Netscape's trademarks. In the event that Netscape determines that Premier Provider's use of the Netscape Now button is inconsistent with Netscape's quality standards, then Netscape shall have the right to suspend immediately such use of the Netscape Now button. Premier Provider understands and agrees that the use of the Netscape Now button in connection with this Agreement shall not create any right, title or interest in or to the use of the Netscape Now button or associated trademarks and that all such use and goodwill associated with the Netscape Now button and associated trademarks will inure to the benefit of Netscape. Premier Provider agrees not to register or use any trademark that is similar to the Netscape Now button. Premier Provider further agrees that it will not use the Netscape Now button in a misleading manner or otherwise in a manner that could tend to reflect adversely on Netscape or its products. If Premier Provider fails to honor the commitment set forth in this Section 6.1, Netscape shall be relieved of its obligations described in Section 5.3.

     6.2.  Server Software. To showcase the close relationship between Premier
           ---------------
Provider and Netscape and highlight Premier Provider's endorsement of Netscape's products, Premier Provider shall use at least one (1) current version of Netscape core Web server software product (currently comprised of Netscape Enterprise Server and Netscape FastTrack Server) to maintain a portion of Premier Provider's Web Site or operation and, if requested, provide Netscape with evidence OF such USE.

     6.3.  Site Features. Premier Provider shall implement HTML Frames, layers,
           -------------
dynamic HTML pages, Java, JavaScript, absolute positioning, cascading style sheets or the then current client software technology (or subsequent features displayable by the Browser, within the beta testing period of the availability of such features) ("SITE FEATURES") for display with those Internet software clients capable of displaying the Site Features on (i) Premier Provider's Web Site, provided that Premier Provider shall use reasonable commercial efforts to implement the Site Features on Premier Provider's Web Site in a location and in a fashion as Netscape may agree, and (ii) at least one (1) HTML page located at each Premier URL (or on an HTML page located further down the directory tree from the page located at the Premier URL; provided Premier Provider will use reasonable efforts to implement the Site Features as high in such directory tree structure as possible), and, where appropriate, on all other HTML pages of Premier Provider's primary Web site; and provided Premier Provider shall not be required to implement the Site Features on pages of any secondary Web site of Premier Provider that Premier Provider is required to construct to satisfy Premier Provider's obligations under any third party contract existing as of the date of this Agreement. Netscape shall use reasonable commercial efforts to help Premier Provider implement changes in order to comply with new Site Features.

     6.4.  Mailto Link. Premier Provider shall include on the page served to
           -----------
an end user in conjunction with the results of the end user's search query on Premier Provider's service a "mailto" link which users of Premier Provider's service can use to direct questions or help requests to Premier Provider. Netscape shall also include such a "mailto" link on the page. Premier Provider will use reasonable efforts to reply promptly, but in any event within one (1) week, to any such question or help request.

     6.5.  No Disabling. Premier Provider shall not provide or implement any
           ------------
means or functionality that would (i) alter, modify or enable end users to alter or modify, the Browser standard user interface or configuration, (ii) disable any functionality of the Browser or any other Internet browser software, or
(iii) modify the functioning of pages served from Netscape's

LookSmart/Netscape                                              KS 5/19/98
U.S. Net Search Premier Provider
CONFIDENTIAL                        6                          Rev. 051898

Web Site. If Premier Provider fails to honor the commitment set forth in this
Section 6.5, Netscape will be relieved of its obligations described in Section 5.3.

     6.6  Use of Premier Graphic Space. Premier Provider shall: (i) not use,
          ----------------------------
or assign the right to use, the space allotted the Premier Graphic, or links therein, for the benefit of a third party without first obtaining Netscape's prior written consent therefor; and (ii) not produce the Premier Graphic such that it includes comparisons of Premier Provider's services with other services. Premier Provider shall maintain the Premier Graphic for the purpose of promoting Premier Provider's Internet search and directory services.

     6.7.  Preference for Netscape Products and Services. Premier Provider
           ---------------------------------------------
shall accord, in light of the intent of the parties to highlight their strategic relationship as evidenced by the terms and conditions of this Agreement, in Premier Provider's Web sites as well as Premier Provider's overall marketing efforts, Netscape's products and services a position of prominence, overall as well as on an element by element basis, at least as great as the positioning accorded any third-party Internet client software, software provider, online service or other service provider.

     6.8  Co-Marketing; Netcenter Links. During the Premier Period, and any
          -----------------------------
renewal or extension thereto, Premier Partner shall provide the following co-marketing services. Premier Provider shall place hypertext links ("NETCENTER LINK(S") under the computer, software or Internet related channel link to Premier Provider's Web Site, the top level pages of its computer-, software- or Internet-related directories (or their successors), and on any Premier Provider search results pages generated from computer-, software- or Internet-related keywords ("KEYWORDS"). The Keywords shall include, but not be limited to, the following:

COMPUTING OR                             INTERNET
SOFTWARE
-----------------------------------      ---------------------------------
computer         linux       program     browse     aiff        newsgroups
computers        netware     programs    browser    mp3         usenet
laptop           network     shareware   browsers   jpgs        com
pc               networking  software    cyber      cgi         http
pcs              networks    virus       download   java        https
code             nt          database    downloads  javascript  net
codes            unix        desktop     online     perl        nets
computing        file        security    webs       alt         www
developer        files       system      jpg        bbs         html
developers       freeware    systems     animated   bulletin    link
programming      help        technology  gif        cyberspace  links
                                         wav        newsgroup   site
                                                    Netscape    sites
                                                                website

     The Netcenter Links shall be produced so that when an end user presses or "clicks" on the Netcenter Links, the end user's browser will access Netscape's applicable HTML pages located at the applicable URL(s) for Netscape's Web Site. The Netcenter Links shall be placed in a position equal to or better than any other similarly situated button, link, listing or channel on Premier Provider's Web Site. Each party shall also provide such additional co-marketing services as the parties may, from time to time, mutually agree.

LookSmart/Netscape                                               KS 5/19/98
U.S. Net Search Premier Provider
CONFIDENTIAL                            7                       Rev. 051898

7.   PAYMENT TO NETSCAPE.

     7.1.  Payment. Premier Provider shall pay Netscape an amount not less than
           -------
[**] including the Participation Fee set forth below (collectively, the "PAYMENT"). The Payment shall be comprised of the following:

           (a) The minimum non-refundable payment shall be paid for the following services:

           Participation fees for the Net Search Program:

               Engineering Services            [**]
               Redesign of Page                [**]
               NETSEARCH SLOTTING FEE          [**]

Minimum Financial Commitment (Guaranteed Exposures x CPM rate):  [**]

               [**]

                               Total Non-Refundable Payment      [**]


     7.2   Timing. Premier Provider shall pay the total non-refundable payment
           ------
amount, which shall be payable on a quarterly basis, as follows:

        [**]                         Upon the execution of this Agreement;

        [**]                         September 30, 1998

        [**]                         December 31, 1998

        [**]                         March 31, 1999.


Last Quarterly payment

under Section 7.3, if any:  May 31, 1999.

     7.3.  Excess Quarterly Exposures. If, during the Premier Period, the number
           --------------------------
of Premier Provider's Exposures exceeds the number of Minimum Guaranteed Exposures allotted to Premier Provider on a quarterly basis as set forth above, Premier Provider shall pay to Netscape additional payments based on the value of the Exposures set forth on the Cover Page, which obligation shall be reflected in Netscape's invoice under Section 7.5. For each quarterly invoice during the Premier Period, if the value (Exposures x applicable CPM price) of the Exposures to date exceeds the value of the payment(s) received by Netscape to date, then Premier Provider shall pay Netscape for the excess in value. If such value is 0 or negative, then Premier Provider shall pay, on a pro rata basis for such quarter, the minimum Payments due as outlined above.

     7.4.  Payment Terms. All amounts payable to Netscape hereunder shall be
           -------------
paid in U.S. Dollars. Except as otherwise set forth herein, all amounts payable by Premier Provider hereunder are payable within thirty (30) days after receipt by Premier Provider of the corresponding invoice submitted by Netscape. Any portion of the Payment which has not been paid to Netscape within the applicable time set forth above shall bear interest at the lesser of (i) one percent (1%) per month, or (ii) the maximum amount allowed by law.

     7.5.  Taxes.
           -----

           a. Exclusive of Tax. All payments hereunder are exclusive of any
              ----------------
tax. Premier Provider shall pay or reimburse Netscape for all value-added, sales, use, consumption, property, ad valorem and similar taxes, all customs duties, import fees or similar charges, stamp

LookSmart/Netscape                                               KS 5/19/98
U.S. Net Search Premier Provider
CONFIDENTIAL                      8                             Rev. 051898
duties, license fees and similar costs, and all other mandatory payments to any government agencies of whatever kind imposed with respect to products or services provided by Netscape under this Agreement or with respect to this Agreement except taxes imposed on the net income of Netscape. If the transaction is exempt from tax, Premier Provider shall provide Netscape with a valid exemption certificate or other evidence of such exemption in a form acceptable to Netscape. Premier Provider shall, at its own expense, use reasonable efforts to recover refundable or recoverable taxes. Each party shall cooperate with the other in minimizing applicable tax.

          b.  No Withholding. All payments by Premier Provider to Netscape
              --------------
pursuant to this Agreement shall be made without any withholding or deduction of any withholding tax or other tax or mandatory payment to government agencies. If Premier Provider is legally required to make any such withholding or deduction from any payment due to Netscape under this Agreement, the sum payable by Premier Provider upon which such withholding or deduction is based shall be increased to the extent necessary to ensure that, after such withholding or deduction, Netscape receives and retains, free from liability for such withholding or deduction, a net amount equal to the amount Netscape would have received and retained in the absence of such required withholding or deduction.

          c.  Provide Receipts. In order to assist Netscape in obtaining tax
              ----------------
credits or deductions, Premier Provider shall provide to Netscape, in a form acceptable to Netscape, original or certified copies of all tax payment receipts or other evidence of payment of taxes by Premier Provider with respect to transactions or payments under this Agreement.

          d.  Survival of Obligations. Premier Provider's obligations under
              -----------------------
this Section shall survive any termination of this Agreement.

    7.6.  Advertising Purchase by Netscape. During the Premier Period, Netscape
          --------------------------------
shall purchase from Premier Provider advertising inventory and services on Premier Provider's Web Site valued at 2 Million Dollars ($2,000,000) (181.3 million exposures @ $11.03/CPM). This $2 million shall be paid as a prepayment as of the date of execution of this Agreement. Once Exposures exceed 181.3 million Exposures, then on a quarterly basis, IN ARREARS, Netscape shall purchase from Premier Provider advertising inventory and services ON PREMIER Provider's Web Site valued at an amount calculated based on 15% of the amount payable under Section 7.3. Such advertising inventory and services shall be based on Premier Provider's advertising rate card and shall include Netcenter advertisements and a list of keywords/categories to be mutually agreed upon by the parties including placement and available advertising key words or other value added targeting services. The timing of the application of the advertising credit against payment shall be as mutually agreed by the parties.

8.  USAGE REPORTS.

    8.1.  Provide Usage Reports. Netscape and Premier Provider WILL each
          ---------------------
provide the other, via email to the email address set forth below, with usage reports ("USAGE REPORTS") containing the information and in the format set forth in Exhibit D hereto. The Usage Reports shall cover each one-month time period of
   ---------
the Premier Period, and the parties shall use reasonable commercial efforts to deliver the Usage Reports within fifteen (15) days following the end of each month. If, due to technical problems, a party is unable to provide any portion of a Usage Report in any given month, the following data shall be used for each day for which data is missing: ninety percent (90%) of the usage figures reported for the same day of the week most recently reported (e.g. if data for the day seven (7) days prior is available, ninety percent (90%) of the usage figures for such day; if not available, the data for the day fourteen (14) days prior, and so on). No more than every quarter during the Premier Period, upon request and reasonable notice by Premier Provider, Netscape shall engage an independent auditor to audit

LookSmart/Netscape                                               KS 5/19/98
U.S. Net Search Premier Provider
CONFIDENTIAL                       9                            Rev. 051898
reasonable notice by Premier Provider, Netscape shall engage an independent auditor to audit the Usage Reports submitted to Premier Provider hereunder. During Netscape's normal business hours and at Premier Provider's expense, Premier Provider shall have the right to: (i) evaluate the process by which Netscape collects data contained in the Usage Reports; and (ii) audit Netscape's Usage Reports during the Premier Period and for two months after the end of the Premier Period. If such audit shows that Premier Provider has overpaid at the end of the Premier Period, such overpayment shall be corrected by Premier Provider's presence on the Page being extended after the Premier Period for such time until Premier Provider has received the Exposures which are commensurate with the total amount, including credits, paid to Netscape hereunder. If an audit conducted by Premier Provider establishes a material discrepancy, Netscape shall pay for the reasonable cost of the audit.

     8.2.  No Liability. NETSCAPE AND PREMIER PROVIDER WILL USE REASONABLE
           ------------
COMMERCIAL EFFORTS TO ENSURE THE TIMELY DELIVERY, ACCURACY AND COMPLETENESS OF THE USAGE REPORTS, BUT NEITHER PARTY WARRANTS THAT THE USAGE REPORTS WILL CONFORM TO ANY PUBLISHED NUMBERS AT ANY GIVEN TIME. NEITHER PARTY SHALL BE HELD LIABLE FOR ANY CLAIMS AS THEY RELATE TO SUCH USAGE REPORTS.

9.   TERMINATION.

     9.1.  Methods of Termination.
           ----------------------

           a.  Term and Termination. This Agreement shall commence as of the
               --------------------
date hereof and, unless sooner terminated pursuant to this Section 9.1, shall terminate as of the end of the Premier Period.

           b.  Termination on Breach. Either party may terminate this
               ---------------------
Agreement if the other party materially breaches its obligations hereunder and such breach remains uncured for fifteen (15) days following notice to the breaching party of the breach or as otherwise provided in Section 10.

           c.  Termination for Convenience. Either party may terminate this
               ---------------------------
Agreement for its convenience upon sixty (60) prior written notice to the other party.

     9.2.  Effect of Termination. Except as specifically provided otherwise in
           ---------------------
this Agreement, upon the expiration or termination of the Agreement, all rights and obligations hereunder shall cease (other than Premier Provider's payment obligations hereunder to the extent accrued on or prior to the termination date or as otherwise provided in this Section 9.2) and each party will promptly and at the direction of the other party, either return or destroy, and will not take or use, any items of any nature that belong to the other party and all items containing or related to Confidential Information (as defined in Exhibit E) of
                                                                 ---------
the other party. Notwithstanding the foregoing, if this Agreement expires or is terminated for any reason, other than by Premier Provider as a result of Netscape's material breach of the terms of this Agreement or by Netscape for its convenience pursuant to Section 9.1(c), Premier Provider shall remain liable for the value of the payments which are due or, but for such expiration or termination, would otherwise become due and payable under the terms of this Agreement. The following provisions shall survive the expiration or termination of this Agreement for any reason: Section 7.3 (Excess Quarterly Exposures),
Section 7.6 (Taxes), Section 8.2 (No Liability), Section 9.2 (Effect of Termination), Section 9.3 (No Compensation), Section 11 (Responsibility),
Section 12 (Limitation of Liability), and Section 16 (General). In addition, to the extent that any credit provided by Premier Provider to Netscape pursuant to
Section 7.7 shall not be applied against advertising services provided by Premier Provider to Netscape during the Premier Period, Section 7.7 shall survive the expiration or termination of this Agreement until all such credits shall be applied against such services.

LookSmart/Netscape                                               KS 5/19/98
U.S. Net Search Premier Provider
CONFIDENTIAL                         10                         Rev. 051898

     9.3.  No Compensation. Premier Provider shall not be entitled to any
           ---------------
compensation, damages or payments in respect to goodwill that has been established or for any damages on account of prospective profits or anticipated sales, and Premier Provider shall not be entitled to reimbursement in any amount for any training, advertising, market development, investments, leases or other costs that shall have been expended by either party before the expiration or termination of this Agreement, regardless of the reason for or method of termination of this Agreement. Premier Provider hereby waives its rights under applicable laws for any such compensation, reimbursement or damages.

10. RIGHT TO REFUSE. Netscape will have the right to review the contents and format of the Premier Graphic, the Bookmarked Page and Premier Provider's Advertisement. If Netscape, in its sole discretion, at any time determines that Premier Provider's Premier Graphic, the Bookmarked Page or Premier Provider's Advertisement contains any material, or presents any material in a manner that Netscape deems inappropriate for any reason, Netscape will inform Premier Provider of the reason Netscape has made such determination and may (i) refuse to include the Premier Graphic in the Page or Premier Provider's Advertisement on Netscape's Web Sites, and/or (ii) immediately terminate this Agreement if Premier Provider has not revised to Netscape's reasonable satisfaction the Premier Graphic, the Bookmarked Page or Premier Provider's Advertisement within one (1) business day of written notice from Netscape. If Netscape, in its sole discretion, at any time determines that the Premier Provider's Web Sites contains any material, or presents any material in a manner, that Netscape deems inappropriate for any reason, Netscape may immediately terminate this Agreement upon notice to Premier Provider. Netscape reserves the right to refuse to include the Premier Graphic in the Page if such Premier Graphic does not completely conform to the specifications set forth in Exhibit A, and any Premier
                                                      ---------
Provider's Advertisement that does not completely conform to the specifications of the applicable advertising program.

11. RESPONSIBILITY. Premier Provider is solely responsible for any liability arising out of or relating to (i) the Premier Graphic, the Bookmarked Page, the Premier URLs, the Premier Links or Premier Provider's Advertisement, (ii) any material to which users can link through any of the foregoing or (iii) any use of Premier Provider's search and directory service pursuant to this Agreement, (collectively, the "Services"). Premier Provider represents and warrants that it holds the necessary rights to permit the use of the Services by Netscape for the purpose of this Agreement; and that the permitted use, reproduction, distribution, or transmission of the Services, and any material to which users can link through the Services will not violate any criminal laws or any rights of any third parties, including, but not limited to, infringement or misappropriation of any copyright, patent, trademark, trade secret, music, image, or other proprietary or property right, false advertising, unfair competition, defamation, invasion of privacy or rights of celebrity, violation of any antidiscrimination law or regulation, or any other right of any person or entity, or otherwise violate any applicable local, state, national or international law. Premier Provider agrees to indemnify Netscape and to hold Netscape harmless from any and all liability, loss, damages, claims, or causes of action, including reasonable legal fees and expenses that may be incurred by Netscape, arising out of or related to Premier Provider's breach of any of the foregoing responsibilities.

12. LIMITATION OF LIABILITY. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, AND WHETHER OR NOT THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THE LIABILITY OF EITHER PARTY FOR DAMAGES OR ALLEGED DAMAGES HEREUNDER WHETHER IN CONTRACT OR TORT OR ANY OTHER LEGAL THEORY IS

LookSmart/Netscape                                               KS 5/19/98
U.S. Net Search Premier Provider
CONFIDENTIAL                            11                      Rev. 051898

LIMITED TO AND SHALL NOT EXCEED THE PAYMENT DUE FROM PREMIER PROVIDER HEREUNDER. THE LIMITATIONS IN THIS SECTION DO NOT APPLY TO SECTION 11 (RESPONSIBILITY) OR
SECTION 16.5 (CONFIDENTIALITY).

13. COURSE OF DEALING. In consideration of Premier Provider's participation in the Premier Program, until such time as Microsoft fully publicly documents and makes available its operating systems' programming interfaces sufficiently to enable Netscape to make use of all of the facilities and resources of those operating systems on a basis equal to that of Microsoft, Premier Provider shall:
(1) Within looksmart.com, not accord Microsoft's Internet Explorer product a position of preference or prominence, overall as well as on an element by element basis; and (2) not make content available solely to users of client software or services other than Netscape's, or disfavor or disadvantage users of Netscape client software or services in any way relative to users of other Internet client software or services.

14. ALTERNATIVE DISPUTE RESOLUTION. Any dispute hereunder will be negotiated between the parties commencing upon written notice from one party to the other. Settlement discussions and materials will be confidential and inadmissible in any subsequent proceeding without both parties' consent. If the dispute is not resolved by negotiation within 45 days following such notice, the parties will refer the dispute to non-binding mediation conducted by JAMS/EndDispute in Santa Clara County, California (the "Venue"). The parties will share the costs of mediation. If the dispute is not resolved after 45 days of mediation, the parties will refer the dispute to binding arbitration by JAMS/EndDispute in the Venue. The results of any arbitration will be final and non-appeallable, except that either party may petition any court of competent jurisdiction specified in
Section 16 to review any decision relating to Netscape intellectual property matters (including the scope of license rights), vacating or modifying erroneous conclusions of law or findings of fact not supported by substantial evidence. The arbitrator may fashion any legal or equitable remedy except punitive or exemplary damages, which both parties waive. The arbitrator will render a written decision, which may be entered in and enforced by any court of competent jurisdiction, but which will have no preclusive effect in other matters involving third parties. The losing party will pay the costs of the arbitration and the reasonable legal fees and expenses of the prevailing party, as determined by the arbitrator. The parties will jointly pay arbitration costs pending a final allocation by the arbitrator. At any point in the dispute resolution process, either party may seek injunctive relief preserving the status quo pending the outcome of that process. Except as noted, the parties waive any right to judicial process. California law, without regard to its conflict-of-law provisions, will govern any dispute under this Section 14. The U.S. Arbitration Act and JAMS/EndDispute rules will govern the arbitration process. Absent fraudulent concealment, neither party may raise a claim more than 3 years after it arises or any shorter period provided by applicable statutes of limitations.

15. INSURANCE. Premier Provider, at its sole cost and expense, shall secure and maintain adequate insurance coverage as is necessary, as a reasonable prudent businessperson, for Premier Provider to bear all of its obligations under this Agreement. Maintenance of the foregoing insurance shall in no way be interpreted as relieving Premier Provider of any responsibility or obligation whatsoever and Premier Provider may acquire, at its own expense, such additional insurance as Premier Provider deems necessary. Premier Provider assumes full and complete liability for all injuries to, or death of, any person, or for any damages to property arising from the acts or omissions of Premier Provider. Premier Provider shall at Netscape's request provide Netscape with a certificate of insurance demonstrating compliance with this Section 15. Before any cancellation or material change in any coverage, Premier Provider shall provide Netscape with 30 days' advance written notice. Premier Provider's insurance shall be primary to any other insurance Netscape may have.

LookSmart/Netscape                                               KS 5/19/98
U.S. Net Search Premier Provider
CONFIDENTIAL                            12                      Rev. 051898

16.  GENERAL.

     16.1.  Governing Law. This Agreement shall be subject to and governed in
            -------------
all respects by the statutes and laws of the State of California without regard to the conflicts of laws principles thereof. Except as provided in Section 14, Netscape reserves the right to invoke the exclusive jurisdiction of the applicable court in the County of Santa Clara in the State of California, and each party submits to the jurisdiction of any such court.

     16.2.  Entire Agreement. This Agreement, including the exhibits and
            ----------------
attachments referenced on the signature page hereto, constitutes the entire Agreement and understanding between the parties and integrates all prior discussions between them related to its subject matter. No modification of any of the terms of this Agreement shall be valid unless in writing and signed by an authorized representative of each party.

     16.3.  Assignment. Premier Provider may not assign any of its rights or
            ----------
delegate any of its duties under this Agreement, or otherwise transfer this Agreement (by merger, operation of law or otherwise) without the prior written consent of Netscape. Any attempted assignment, delegation or transfer in derogation hereof shall be null and void.

     16.4.  Notices. All notices required or permitted hereunder shall be given
            -------
in writing addressed to the respective parties as first set forth above on the cover sheet and shall either be (i) personally delivered or (ii) transmitted by internationally-recognized private express courier, and shall be deemed to have been given on the date of receipt if delivered personally, or the day on which such notice is delivered to the recipient as evidenced by the delivery records of such courier, but in no case later than five (5) days after deposit with such courier. Either party may change its address for purposes hereof by written notice to the other in accordance with the provisions of this Subsection.

     16.5.  Confidentiality. All disclosures of proprietary and/or confidential
            ---------------
information in connection with this Agreement as well as the contents of this Agreement shall be governed by the terms of the Mutual Confidential Disclosure Agreement either entered into previously by the parties or entered into concurrently with this Agreement, a copy of which is attached hereto as Exhibit
                                                                        -------
E. The information contained in the Usage Reports provided by each party
-
hereunder shall be deemed the Confidential Information of the disclosing party. Notwithstanding the foregoing, Netscape may, in its sole discretion, make publicly available client software market share information contained in the Usage Reports submitted by Premier Provider as such information may be aggregated with data provided by other Premier Providers.

     16.6.  Force Majeure. Neither party will be responsible for any failure to
            -------------
perform its obligations under this Agreement due to causes beyond its reasonable control, including but not limited to, acts of God, war, riot, embargoes, acts of civil or military authorities, fire, floods or accidents.

     16.7.  Waiver. The waiver, express or implied, by either party of any
            ------
breach of this Agreement by the other party will not waive any subsequent breach by such party of the same or a different kind.

     16.8.  Headings. The headings to the Sections and Subsections of this
            --------
Agreement are included merely for convenience of reference and shall not affect the meaning of the language included therein.

     16.9.  Independent Contractors. The parties acknowledge and agree that
            -----------------------
they are dealing with each other hereunder as independent contractors. Nothing contained in this Agreement shall be interpreted as constituting either party the joint venturer, employee or partner of the other party or as conferring upon either party the power of authority to bind the other party in any transaction with third parties.

LookSmart/Netscape                                               KS 5/19/98
U.S. Net Search Premier Provider
CONFIDENTIAL                        13                          Rev. 051898

     16.9.  Independent Contractors. The parties acknowledge and agree that
            -----------------------
they are dealing with each other hereunder as independent contractors. Nothing contained in this Agreement shall be interpreted as constituting either party the joint venturer, employee or partner of the other party or as conferring upon either party the power of authority to bind the other party in any transaction with third parties.

     16.10. Severability. In the event any provision of this Agreement is held
            ------------
by a court or other tribunal of competent jurisdiction to be unenforceable, such provision shall be reformed only to the extent necessary to make it enforceable, and the other provisions of this Agreement will remain in full force and effect.

     16.11. Counterparts. This Agreement may be executed in two or more
            ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed to be an original.

IN WITNESS WHEREOF, the parties have caused duly authorized representatives to execute this Agreement as of the Effective Date.

PREMIER PROVIDER:                        NETSCAPE:

LOOKSMART LTD.                           NETSCAPE COMMUNICATIONS
                                         CORPORATION

By:  /s/ Evan Thornley                   By: /s/ Noreen G. Bergin

Print Name: EVAN THORNLEY                Print Name: Noreen G. Bergin

Title: CEO                               Title: Senior Vice President
                                                Finance & Corporate Controller
Date: 5/19/98                            Date: 5/20/98


Attached Exhibits:

     Exhibit A:     Specifications of the Page
     ---------
     Exhibit B:     Program Schedule
     ---------
     Exhibit C:     Expert to Expert Support
     ---------
     Exhibit D:     Usage Reports
     ---------
     Exhibit E:     Mutual Confidential Disclosure Agreement
     ---------

LookSmart/Netscape                                               KS 5/20/98
U.S. Net Search Premier Provider
CONFIDENTIAL                                                    Rev. 051898

                                   EXHIBIT A

                           SPECIFICATIONS OF THE PAGE

As of June 1, 1998, the Launch Date, Net Search will support Netscape Navigator versions 2, 3 and 4 (on both the Macintosh and PC ("Wintel") platforms), and Microsoft Internet Explorer 3.0 (PC only). (See Net Search Premier Graphics Test Specification, External for complete list). All other browsers will be routed to a simple version of the Page which encourages users to download a more current version of Netscape's browser. Netscape will spend up to one hour of engineering time per sampler per month to integrate a Premier Graphic into the Net Search Page if available. If more engineering or QA time than is available becomes necessary to fix bugs discovered, or if the necessary changes to fix any bugs include changes to the appearance of the Premier Graphic, the Premier Graphic will be returned for revision. The specifications are as follows:

* Size. All Premier Provider materials should be exactly 468 by 165 pixels. Text and interactive forms included in the Premier Graphic should be of a default font size of 12 points. (Be aware, however, that text and forms may resize on your audience's browsers as they change their default font sizes.) Keep in mind that the (FONT SIZE=) tag is not implemented in early versions of web browsers.
     A Premier Graphic is measured by taking a screen shot on a system configured as follows: A PC running Windows 95, with the settings configured for small fonts, and an NEC MultiSync XV17+ (17 inch) monitor. The screen shot will be taken of Netscape Navigator Gold version 3.1, with the Proportional Font set at 12pt Times New Roman, and the Fixed Font set at 10pt Courier New. The measurement will be taken in Paintbrush. Netscape will provide "measurement services", if needed, for companies that don't have the specified platform configuration.

* HTML Quirks. We have found a few less-than-obvious quirks which cause some browsers to crash, which we thought would be helpful to pass on:

          1. (FORM)tags must follow IMMEDIATELY AFTER your sampler's first (TABLE) tag. Any variation of this whatsoever will cause a significant number of users to crash.

          2. Any empty (TD) tags should be separated by a carriage return. HTML should read as follows:

               (TD)

               (/TD)

               as opposed to

               (TD)(/TD)

          3. If text appears without any spacing between words (for instance, in a sentence as opposed to in a table), any text that falls closer than 50 pixels to the edge of the Premier Graphic should be tested on a Unix machine. Often, this text will be cut off on that platform.

          4. Interleaving HTML tags will cause several browsers to crash. Tags should be ordered as follows:

               (H3)(FONT COLOR="#000055")Text here(/FONT)(/H3)

               as opposed to

               (H3)(FONT COLOR="#000055")Text here(/H3)(/FONT).

* Tables. In order to maintain the robustness of the Page, please do not include any more than one nested table, for a total of two tables per sampler. Any more than one nested table will cause crashes for a significant number of users. One simple table is ideal, as even one nested table may cause some implementation problems when integrated with the Net Search Page. If you are nesting a table, please test carefully.

LookSmart/Netscape                                               KS 5/19/98
U.S. Net Search Premier Provider
CONFIDENTIAL                                                    Rev. 051898

* Image maps. Only a client-side image map is necessary, since browsers which don't support client-side maps will not be directed to the main Net Search Page.

* File sizes. To keep the user's load time low, we request that Premier Provider files in total do not exceed 20K unless cleared by the U.S. Search production manager at intlsrchprod@netscape.com.

* Animated GIFs. Due to the large number of users whose browsers do not support animated GIFs, and their typically large file size, we are not implementing animated GIFs at this time.

* JavaScript. JavaScript tends to cause older browsers to behave unpredictably and in many cases crash, and there is delicate technology in place to implement Site Sampler functionality. As a result, the implementation of Java Script in a Premier Graphic is not an option at this time.

* Delivery. Content providers should email files to Netscape at intlsrchprod@netscape.com. If you are providing multiple files, you should place them in a folder labeled with the content provider's name. For the best possible results, deliver a Premier Graphic that is already integrated into a copy of the Net Search Page.

* Filenames. It is important that filenames be in the following format: search_providername.fmt (for example, search_premprov.gif, search_premprov.htm). If there are two or more files of a certain format, filenames should be in the following format: search_providername#.fmt (for example, search_premprov.gif, search_premprov.gif). When you update your Premier Graphic, continue to increment the number to help avoid caching issues.

* Format. All content providers need to provide HTML files that include the layout for their materials. All HTML should be uppercase. Please include the TARGET="_top" attribute in all HREF tags. Height and width tags need to be specified for all images. Graphics files should be in GIF format; all other formats should be cleared with the Destinations production manager at intlsrchprod@netscape.com.

* Graphics. By limiting the number of individual graphics (server calls) in your Premier Graphic, you will improve overall Page performance and allow the Page to load more quickly. Cropping as close as possible to the image, leaving no white space around them, will also allow the Page to load more quickly. To minimize dithering and insure that the users across all platforms see what you expect them to see, we recommend use of the Netscape Color Palette.

LookSmart/Netscape                                               KS 5/19/98
U.S. Net Search Premier Provider
CONFIDENTIAL                                                    Rev. 051898

                                   EXHIBIT B

                                PROGRAM SCHEDULE


Final materials due                       NetSearch goes live

June 4, 1998                              June 11, 1998
June 11, 1998                             June 18, 1998
June 18, 1998                             June 25, 1998
June 24, 1998 (note: Wednesday)           July 1, 1998 (note: Wednesday)
July 2, 1998                              July 9, 1998
July 9, 1998                              July 16, 1998
July 16, 1998                             July 23, 1998
July 23, 1998                             July 30, 1998
July 30, 1998                             August 6, 1998
August 6, 1998                            August 13, 1998
August 13, 1998                           August 20, 1998
August 20, 1998                           August 27, 1998
August 27, 1998                           September 3, 1998
September 3, 1998                         September 10, 1998
September 10, 1998                        September 17, 1998
September 17, 1998                        September 24, 1998
September 24, 1998                        October 1, 1998
October 1, 1998                           October 8, 1998
October 8, 1998                           October 15, 1998
October 15, 1998                          October 22, 1998
October 22, 1998                          October 29, 1998
October 29, 1998                          November 5, 1998
November 5, 1998                          November 12, 1998
November 12, 1998                         November 19, 1998
November 25, 1998 (note: Wednesday)       December 3, 1998
December 3, 1998                          December 10, 1998
December 10, 1998                         December 17, 1998
December 17, 1998                         December 29, 1998 (note: Tuesday)
December 29, 1998 (note: Tuesday)         January 7, 1999


LookSmart/Netscape                                              KS 5/19/98
U.S. Net Search Premier Provider
CONFIDENTIAL                                                   Rev. 051898

                                   EXHIBIT C

                            EXPERT TO EXPERT SUPPORT

As a participant in Netscape's technical support program, you ("Customer") are subject to these terms and conditions and entitled to receive the technical support ("Services") associated with such program for the term of this Agreement. As used in this Agreement, for residents of Europe, the Middle East or Africa, "Netscape" shall mean Netscape Communications Ireland Limited; for residents of Japan, "Netscape" shall mean Netscape Communications (Japan), Ltd.; for residents of all other countries, "Netscape" shall mean Netscape Communications Corporation. Therefore, in consideration for such participation, Customer agrees to be bound by the terms and conditions set forth below.

As used in this Agreement. "End User" means any user of the Netscape software ("Product") authorized by Customer pursuant to Customer's license agreement for the Product. "Program Errors" means 1 or more reproducible deviations in the standard, unmodified Product from the applicable specifications shown in the documentation.

1. FRONT-LINE SUPPORT. Customer, and not Netscape, will be responsible for, and will bear all expenses associated with, providing front-line support and Product revisions or patches to its End Users. Customer, and not Netscape, will provide front-line technical support to its End Users. Such support includes but is not limited to, call receipt, entitlement verification, call screening, installation assistance, problem identification and diagnosis, product defect determination, efforts to create a repeatable demonstration of the Program Error and, if applicable, the distribution of replacements for any defective media. Customer agrees that any documentation distributed by Customer to its End Users will clearly and conspicuously state that End Users should call Customer for technical support for the Product. Netscape will have no obligation to furnish any assistance, information or documentation with respect to the Product, directly to End Users. If Netscape is being contacted by a significant number of End Users, Netscape will use reasonable efforts to (i) verify support eligibility for such End Users, and (ii) refer such End Users to Customer for support. If Netscape continues to be contacted by a significant number of End Users, then, upon Netscape's request. Customer and Netscape will cooperate to minimize such contact. Thereafter, if Netscape continues to be contacted by a significant number of End Users for front-line support, then Customer shall pay to Netscape Netscape's then current charges for any End User identified by Netscape as obtaining such support.

2. SERVICES. Netscape will provide back-end support to Customer for Program Errors not resolved by Customer pursuant to Customer's support policies and in accordance herewith. This support includes efforts to identify defective source code and to provide corrections, workarounds and/or patches to correct Program Errors. If Customer has paid Netscape for developer support under this Agreement, Netscape will provide developer support by reviewing Customer's coding approach but will not write or modify Customer's code. Netscape will provide Customer with a telephone number and an e-mail address which Customer may use to report Program Errors during Netscape's local business hours. For priority 1, Customer agrees to notify Netscape via both telephone and e-mail. When Customer first contacts Netscape for Services, Customer will identify 2 members of its customer support staff to act as technical liaisons responsible for all communications with Netscape's technical support representatives. Such liaisons will have sufficient technical expertise, training and/or experience, for Customer to perform its obligations hereunder. Customer may substitute its contacts at any time by providing 1 week's prior written and/or electronic notice thereof to Netscape.

Netscape will use reasonable commercial efforts to resolve each significant Program Error by providing either a reasonable workaround, an object code patch or a specific action plan for how Netscape will address the problem and an estimate of how long it will take to rectify the defect. Netscape reserves the right to charge Customer additional fees at its then-standard rates for services performed in connection with reported Program Errors which are later determined to have been due to hardware or software not supplied by Netscape. Notwithstanding the foregoing, Netscape has no obligation to perform services in connection with Program. Errors resulting from hardware or software not supplied by Netscape. Netscape agrees to support a given revision of the Product for the shorter of (i) 12 months from the date such revision is superseded by the next sequential Product revision; or (ii) until such revision is superseded by 2 sequential Product revisions. (For example, Netscape will support version 2.1 for the shorter of 12 months from the date version 2.2 or 3.0 (if 3.0 is the next sequential release), is released by Netscape, or until version 2.1 is superseded by 2 sequential releases (2.2 and 2.3 or 2.2 and 3.0, as the case may be.)

Netscape will make reasonable efforts to correct significant Program Errors that Customer identifies, classifies and reports to Netscape and that Netscape substantiates. Netscape may reclassify Program Errors if it reasonably believes that Customer's classification is incorrect. Customer will provide sufficient information for Netscape to enable Netscape to duplicate the Program Error before Netscape's response obligations will commence. Unless otherwise authorized in writing by Netscape, Netscape will not be required to correct any Program. Error caused by (a) incorporation, attachment of a feature, program, or device to the Product, or any part thereof; (b) any nonconformance caused by accident, transportation, neglect, misuse, alteration, modification, or enhancement of the Product; (c) the failure to provide an installation environment recommended for the Product; (d) use of the Product for other than the specific purpose for which the Product is intended; (e) use of the Product on any systems other than the specified hardware platform for such Product; (f) if applicable, use of defective media or defective duplication of the Product; or (g) failure to incorporate any Product revision or patch previously released by Netscape which corrects such Program Error. For Program Error reports received by Netscape during Netscape's local business hours, Netscape will use reasonable commercial efforts to communicate with Customer about the Program Error via telephone or e-mail within the targeted response times set forth at the end of these terms and conditions.

3. REINSTATEMENT OF SERVICES. Reinstatement of lapsed technical support services is subject to Netscape's then-current technical support reinstatement fees in effect on the date the new technical support is ordered.

4. NOTICE. Any notice required or permitted hereunder shall be in English, in writing and shall be deemed to be properly given upon the earlier of (a) actual receipt by the addressee (including facsimile or e-mail) of (b) 5 business days after deposit in the mail, postage prepaid, when mailed by registered or certified airmail, return receipt requested, or (c) 2 business days after being sent via private industry courier to the respective parties at the addresses set forth in the Agreement or to such other person or address as the parties may from time to time designate in a writing. Notices to Netscape shall be to the attention of the Legal Department, Netscape Communications Corporation, 501 East Middlefield Road, Mountain View, California 94043.

5. ORDERS FOR SERVICES. Customer must place an order with Netscape or a Netscape authorized reseller to initiate Services under this Agreement and/or to renew or change the selection of Services thereafter. Customer may, at its option, issue a purchase order for such purchase or prepay by credit card. No terms and conditions set forth in any purchase order or instrument issued by Customer in connection with the Services shall be binding upon Netscape.

LookSmart/Netscape                                               KS 5/19/98
U.S. Net Search Premier Provider
CONFIDENTIAL                                                    Rev. 051898

6. MISCELLANEOUS. (a) Customer shall comply with all applicable laws, rules and regulations for the export of Product and technical data covered under this Agreement. (b) Customer may not assign or otherwise transfer any of its rights or delegate any of its duties under this Agreement without the express written consent of Netscape which will not be unreasonably withheld, and any attempt to assign without such consent shall be null and void. (c) Neither party's waiver of a breach or delay or omission to exercise any right or remedy shall be construed as a waiver of any subsequent breach or as a waiver of such right or remedy. (d) This Agreement may be amended only by a writing signed by both parties. (e) This Agreement shall be governed by and construed in accordance with the laws of the State of California, U.S.A., without reference to its conflicts of law provisions. (f) Any dispute regarding this Agreement shall be subject to the exclusive jurisdiction of the courts in California and each party submits to the jurisdiction of such courts. Notwithstanding the foregoing, Netscape reserves the right to invoke the jurisdiction of any competent court to remedy or prevent violation of any provision under this Agreement relating to payment. (g) This Agreement will not be governed by the United Nations Convention of Contracts for the International Sale of Goods. (h) If the application of any provision hereof to any particular facts shall be held to be unenforceable by any competent court, then (x) the enforceability of such provision as applied to any other facts and the validity of other provisions hereof shall not be affected and (y) such provision shall be reformed without further action by the parties hereto only to the extent necessary to make such provision valid and enforceable when applied to the particular facts. (i) Each party shall be excused from any delay or failure in performance hereunder, except the obligation for payment of monies by Customer to Netscape, caused by reason of any occurrence beyond its reasonable control for so long as the occurrence persists. (j) This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all proposals or prior agreements whether oral or written, all communications between the parties relating to the subject matter hereof, and all past courses of dealing or industry custom. (k) This Agreement is written in the English language only, which language shall be controlling in all respects. (l) This Agreement may be executed in counterparts or by facsimile, each of which shall be an original, but all of which together shall constitute one agreement. (m) If any dispute arises under this Agreement, the prevailing party shall be reimbursed by the other party for any and all legal fees and costs associated therewith. (n) All payments shall be made in US dollars at Netscape's address indicated herein or otherwise notified by Netscape. Unless Customer has requested cancellation of support within 30 days of purchase, all amounts payable to Netscape are nonrefundable and must be paid in a single payment in advance or within 30 days of the date of Netscape's invoice, as determined by Netscape's Credit Department. Except for payments made by credit card, all payments shall be made by wire transfer or remittance in accordance with Netscape's instructions on such invoice. Past due amounts shall bear interest at the lower of 1-1/2% per month or the maximum rate allowed by law until paid in full. Customer shall be responsible for any costs resulting from collection by Netscape of any such past due amounts, including without limitation, reasonable attorneys fees and court costs. All fees are exclusive of taxes, withholdings, duties or levies, however designated or computed and Customer shall be responsible therefor except for taxes based on Netscape's net income. In lieu thereof, Customer shall provide to Netscape a valid tax or other levy exemption certificate acceptable to the taxing or other levying authority.

7. CUSTOMER OUTSIDE OF THE UNITED STATES. If Customer is located outside of the United States, this section shall apply, (a) If any applicable law requires Customer to withhold amounts from any payments to Netscape hereunder, (i) Customer shall effect such withholding, remit such amounts to the appropriate taxing authorities and promptly furnish Netscape with tax receipts evidencing the payments of such amounts, and (ii) the sum payable by Customer upon which the deduction or withholding is based shall be increased to the extent necessary to ensure that, after such deduction or withholding, Netscape receives and retains, free from liability for such deduction or withholding, a net amount equal to the amount Netscape would have received and retained absent such required deduction or withholding. (b) Les parties aux presentes confirment leur volonte que cette convention de meme que tous les documents y compris tout avis qui s'y rattache, soient rediges en langue anglaise. (Translation: "The parties confirm that this Agreement and all related documentation is and will be in the English language.") (c) If any applicable law requires Customer to obtain technology import rights and complete certain registration requirements in order for this Agreement to be enforceable under such law, Customer hereby represents that Customer has duly obtained and maintains valid technology import rights, and that Customer has duly completed or will duly complete the registration formalities required by such law.

8. LIMITATION OF LIABILITY. UNDER NO CIRCUMSTANCES AND UNDER NO LEGAL THEORY, TORT, CONTRACT, OR OTHERWISE, SHALL NETSCAPE BE LIABLE TO CUSTOMER OR ANY OTHER PERSON FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF GOODWILL, WORK STOPPAGE, COMPUTER FAILURE OR MALFUNCTION, OR ANY AND ALL OTHER COMMERCIAL DAMAGES OR LOSSES. IN NO EVENT WILL NETSCAPE BE LIABLE FOR ANY DAMAGES IN EXCESS OF THE AMOUNT NETSCAPE RECEIVED FROM CUSTOMER HEREUNDER, EVEN IF NETSCAPE SHALL HAVE BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY CLAIM BY ANY THIRD PARTY. THIS LIMITATION OF LIABILITY SHALL NOT APPLY TO LIABILITY FOR DEATH OR PERSONAL INJURY RESULTING FROM NETSCAPE'S NEGLIGENCE TO THE EXTENT APPLICABLE LAW PROHIBITS SUCH LIMITATION. SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THIS EXCLUSION AND LIMITATION MAY NOT APPLY TO CUSTOMER.

TARGETED ACCELERATED RESPONSE TIMES: (EXCLUDING NETSCAPE HOLIDAYS)

                                                                                                STATUS UPDATES (PROVIDED UPON
PRIORITY   FAILURE DESCRIPTION                             INITIAL RESPONSE TIME             CUSTOMER'S REQUEST AFTER NETSCAPE'S
                                                                                                       INITIAL RESPONSE)

1          Enterprise-critical (Product is not             1 hour                            By customer agreement
           functioning)
2          Severe Impact - Product inconsistency           2 business hours                  Once per business day
           which significantly decreases
           Customer productivity (periodic work
           stoppages, feature crashes)

3          Degraded Operations: Product inconsistency      4 business hours                  Once every 3 business days
           which slightly impairs

           customer productivity (Customer can work around problem)

4          Minimal Impact: desired change in Product       next business day                 Release notes or plan for next
           (documentation update,                                                            release
           cosmetic defects, enhancement requests)

LookSmart/Netscape                                            KS 5/19/98
U.S. Net Search Premier Provider
CONFIDENTIAL                                                 Rev. 051898

                                   EXHIBIT D
                                 USAGE REPORTS

          Sample report provided by Premier Provider to Netscape each month.

For the week of: 6/1/97 - 6/7/97

Netscape Browsers            All Browsers
-----------------            ------------

NSCP 4.x - 5%                NSCP Total - 75%
     3.x - 40%               MSIE Total - 18%
     2.x - 5%                AOL Total - 6%
     1.x - 2%                Other - 1%

Total, basic - 52%

                             MSIE Browsers
                             -------------

NSCP Gold 3.x - 25%          MSIE 4.x - 5%
Total, Gold - 25%                 3.x - 65%
                                  2.x - 25%
NSCP 4.x - 2%                     1.x - 5%
     3.x - 18%               Total MSIE - 100%
     2.x - 3%
     1.x - 0%

Total, 23%

Total All - 100%

Premier Provider shall also provide Netscape with I/Pro audits or such audits from another reputable third party Internet auditor if such audits are conducted as the parties shall mutually agree, the top 100 search terms and the number of searches on each term.

LookSmart/Netscape                                               KS 5/19/98
U.S. Net Search Premier Provider
CONFIDENTIAL                                                    Rev. 051898

          Sample report provided by Netscape to Premier Provider each month.

For the month of June 1997

          (1)         (2)          (3)           (4)           (5)

          Rotated     Default      Total First   User          Total
          Exposures   Exposures    Exposures     Selected      Exposures
                                   (1+2)         Exposures     (3+4)

June1     1M          200K         1.2M          400K          1.6M
June2     1.1M        210K         1.31M         500K          1.81M
June3     1.2M        220K         1.42M         600K          2.02M
 ...
 ...
June31    1.8M        280K         2.08M         800K          3.08M
Total

A running total of the Exposures will also be included.

LookSmart/Netscape                                               KS 5/19/98
U.S. Net Search Premier Provider
CONFIDENTIAL                                                    Rev. 051898

                                   EXHIBIT E

                    MUTUAL CONFIDENTIAL DISCLOSURE AGREEMENT

Attach previously executed document

LookSmart/Netscape                                               KS 5/19/98
U.S. Net Search Premier Provider
CONFIDENTIAL                                                    Rev. 051898